Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Endologix, Inc.

We consent to the use of our reports with respect to the consolidated financial statements, the related consolidated financial statement schedule of valuation and qualifying accounts, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Irvine, California

December 18, 2015